Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Rexford Industrial Realty, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	3,284,588	(2)	$45.05	(3)	$147,970,689.40	$0.00015310	$22,654.32
Total Offering Amounts							$147,970,689.40	$0.00015310	$22,654.32
Total Fee Offsets									$0.00
Net Fee Due									$22,654.32

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) covers any additional number of shares of common stock, par value $0.01 per share (“Common Stock”) of Rexford Industrial Realty, Inc. (the “Company”) that become issuable under the Third Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan (the “Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)Consists of an additional (i) 2,750,000 shares of Common Stock to be issued under the Plan and (ii) 534,588 shares of Common Stock that, in accordance with the Plan, have become available for issuance under the Plan to the extent that awards under the Plan have been terminated, cancelled or expired.
(3)Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on October 21, 2024, which date is within five business days prior to the filing of this Registration Statement.